 EX‑33.8

Certification Regarding Compliance with Applicable ServicingCriteria

To PricewaterhouseCoopers LLP

1. ����� Prudential Asset Resources, Inc. (the "Servicer") is responsible for assessing compliance by it with the servicing criteria applicable to it underparagraph (d) of Item 1122 of Regulation AB (the "Servicing Criteria"), as of and for the year ended December 31, 2014, as set forth in ExhibitA hereto in connection with commercial mortgage securities transactions for the-mortgage loan securitizations listed in Exhibit C:

2.� �Exceptas set forth in paragraph 3 below, the Servicer used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess the compliancewith the Servicing Criteria;

3.� The criteria described as such on Exhibit A heretoare inapplicable to the Servicerbased on the activities it performs with respect to commercial mortgage securities transactions involving mortgage loans, also the Servicer has identified specific servicing criteria for which no transaction activity occurred;

4.The Servicer has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"),to perform specific and limited activities or activities scripted by the Servicer as of and during the Reporting Period, and the Servicer elects to take responsibility for assessing compliance with the Servicing Criteria or portion of the Servicing Criteria applicable to such Vendors as set forth in ExhibitA hereto (such criteria, the "Applicable Servicing Criteria Performed by Vendor(s)").

The Servicer has policiesand procedures in place designedto provide reasonable assurance that the Vendor's activities comply in all material respects for purposes of Regulation AB with the Applicable Vendor Servicing Criteria. The Servicer (i) has not identified and is not aware of any material instance of noncompliance by the Vendorswith the Applicable Vendor Servicing Criteria that would affect the Servicer's complianceand (ii) has not identified any material deficiency in its policiesand procedures to monitor the compliance by the Vendorwith the Applicable Servicing CriteriaPerformed by Vendor(s)as of December 31, 2014 and for the Reporting Period.

5.� The Servicer has complied, in all material respects, with the Servicing Criteria as of and for the year ending December 31, 2014; and

6.� �PricewaterhouseCoopers LLP hasissuedan attestation report with respectto the Servicer's assessment of compliance with the Servicing Criteria as of and for the year ended December 31, 2014, which attestation report is included in Exhibit B attachedhereto. This Certification is being providedto PricewaterhouseCoopers LLP infulfillment of its requirement for issuance of the final report.

March 10, 2015

Prudential Asset Resources, Inc.

/s/ Hal E. Collett

Hal E. Collett President

/s/ Keith A. Kehlbeck

Keith A. Kehlbeck, Vice President

EXHIBIT A

SERVICING CRITERIA Reg AB Portfolio		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA
Reference	Criteria	Performed by Servicer	Performed by Vendor(s)
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Y
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party�s performance and compliance with such servicing activities.	Y
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.			N/A
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in

effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Y
Cash Collection and Administration
1122(d)(2)(i)

Payments on mortgage loans are deposited into the

appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days

specified in the transaction agreements.

Y
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Y
1122(d)(2)(iii)

Advances���� of���� funds���� or���� guarantees���� regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the

transaction agreements.

Y
1122(d)(2)(iv)

The related accounts for the transaction, such as cash

reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g.,

with respect to commingling of cash) as set forth in the transaction agreements.

Y
1122(d)(2)(v)

Each custodial account is maintained at a federally

insured depository institution as set forth in the transaction agreements. For purposes of this criterion, �federally insured depository institution� with respect to a foreign financial institution means a foreign financial institution that meets the requirements of

Rule 13k-1(b)(1) of the Securities Exchange Act.

Y
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Y
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for

all commercial mortgage securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A)

mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Y
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with

the Commission, are maintained in accordance with the transaction agreements and applicable

Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors� or the trustee�s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

		Y for (A&B)		N/A for (C&D)
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.			N/A
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer�s investor records, or such other number of days specified in the transaction agreements.			N/A
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.			N/A
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Y
1122(d)(4)(ii)	Mortgage���� loan���� and���� related����� documents���� are safeguarded���� as���� required���� by���� the���� transaction agreements	Y#4
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Y#5
1122(d)(4)(iv)

Payments on mortgage loans, including any payoffs,

made in accordance with the related mortgage loan documents are posted to the Servicer�s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

Y
1122(d)(4)(v)	The Servicer�s records regarding the mortgage loans agree with the Servicer�s records with respect to an obligor�s unpaid principal balance.	Y
1122(d)(4)(vi)

Changes with respect to the terms or status of an

obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the

transaction agreements and related pool asset documents.

Y
1122(d)(4)(vii)

Loss mitigation or recovery actions

(e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

Y#2
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity�s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Y
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Y#1
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor�s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

Y
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

		Y	Y#3
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer�s funds and not charged to the obligor, unless the late payment was due to the obligor�s error or omission.

Y
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor�s records maintained by the Servicer, or such other number of days specified in the transaction agreements.

Y
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Y
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.			N/A

Y = Yes
Y#1 = There currently are no variable rate loans applicable to this servicing criteria within the RegAB platform
Y#2 = There are currently no transactions during the year that applied to this servicing criteria within the Reg AB where PAR was named the special servicer.

Y#3 = The only third party vendor to whom this applies is National Tax Search, LLC (NTS). In December 2010

PAR transferred to the vendorthe process of paying property taxes to the local government taxing authorities. Payment is made only after review, authorization and transfer of funds is completed by PAR. Policies and procedures are in place to monitor this vendor.

Y#4 =� As outlined in the PSAs, the primary responsibility for safeguarding all original documents is with the named Document Custodian. The named Trustee has oversight responsibility for the custodian, not the Servicer. However, to the extent that loans are secured by Letters of Credit or loans are modified or some other credit action occurs which generates a new or revised loan document, then Servicer complies with this criteria.

Y#5 = PAR role related to additions, removals or substitutions to the asset pool only occurs after a decision is made to so modify the asset pool. The responsibility any decisions related to additions, removals or substitutions to the asset pool is with the Trustee, Issuer and related mortgage loan seller. PAR as Servicer has not experienced any of these types of actions in its CMBS asset pools.

N/A =Not applicable, as the criteria is not the responsibility of the primary/master servicer.

EXHIBIT C

Listof Commercial Mortgage-Backed Security Transactions � RegABPortfolio

1.	Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2006-IQ12 ("MSCI 2006-IQ12")
2.	Merrill Lynch Mortgage Trust 2006-C2, Commercial Mortgage Pass-Through Certificates, Series 2006-C2 ("MLMT 2006-C2")
3.	Bear Stearns Commercial Mortgage Securities II Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR11 ("BSCMS 2006-PWR11")
4.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR12 ("BSCMS 2006-PWR12")
5.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR13 ("BSCMS 2006-PWR13")
6.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2006-PWR14 ("BSCMS 2006-PWR14")
7.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR15 ("BSCMS 2007-PWR15")
8.	Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2007- IQ14 ("MSCI 2007-IQ14")
9.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR16 ("BSCMS 2007-PWR16")
10.	Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, 2007-IQ15 ("MSCI 2007-IQ15")
11.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR17 ("BSCMS 2007-PWR17")
12.	Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, 2007-PWR18 ("BSCMS 2007-PWR18")
13.	WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6
14.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2012- C7
15.	WFRBS Commercial Mortgage Trust 2012-C8, Commercial Mortgage Pass-Through Certificates, Series 2012-C8
16.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2012- C9
17.	WFRBS Commercial Mortgage Trust 2012-C10, Commercial Mortgage Pass-Through Certificates, Series 2012-C10
18.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2013- C11
19.	WFRBS Commercial Mortgage Trust 2013-C12, Commercial Mortgage Pass-Through Certificates, Series 2013-C12
20.	WFRBS Commercial Mortgage Trust 2013-C13, Commercial Mortgage Pass-Through Certificates, Series 2013-C13
21.	WFRBS Commercial Mortgage Trust 2013-C14, Commercial Mortgage Pass-Through Certificates, Series 2013-C14
22.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2013- C15
23.	WFRBS Commercial Mortgage Trust 2013-C16, Commercial Mortgage Pass-Through Certificates, Series 2013-C16
24.	WFRBS Commercial Mortgage Trust 2013-C17, Commercial Mortgage Pass-Through Certificates, Series 2013-C17
25.	WFRBS Commercial Mortgage Trust 2013-C18, Commercial Mortgage Pass-Through Certificates, Series 2013-C18
26.	COMM 2013-CCRE13 Mortgage Trust Commercial Mortgage Pass-Through Certificates
27.	COMM 2014-CCRE14 Mortgage Trust Commercial Mortgage Pass-Through Certificates
28.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2014- C19
29.	WFRBS Commercial Mortgage Trust 2014- C20, Commercial Mortgage Pass-Through Certificates, Series 2014-C20
30.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2014- C21
31.	WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22
32.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2014- C23
33.	WFRBS Commercial Mortgage Trust 2014-C24, Commercial Mortgage Pass-Through Certificates, Series 2014-C24
34.	Wells Fargo Commercial Mortgage Trust 2014-LC18, Commercial Mortgage Pass-Through Certificates, Series 2014-LC18
35.	RBS Commercial Funding Inc., Commercial Mortgage Pass-Through Certificates, Series 2014- C25